Exhibit 99.4

Sunrise Senior Living Real Estate Investment Trust

Reconciliation to United States Generally Accepted Accounting Principles

Audited information for the years ended December 31, 2006 and 2005 and unaudited information for the three month periods ended March 31, 2007 and 2006

(In thousands of Canadian dollars)

AUDITORS’ REPORT ON RECONCILIATION TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

To 675975 Canada Inc. as Power of Attorney for Sunrise Senior Living Real Estate Investment Trust

On March 29, 2007, we reported on the consolidated balance sheets of Sunrise Senior Living Real Estate Investment Trust (the “REIT”) as at December 31, 2006, and 2005, and the consolidated statements of operations, changes in unitholders’ equity and cash flows for the years then ended. In connection with our audits of the aforementioned consolidated financial statements, we also have audited the related supplemental note entitled “Reconciliation to United States Generally Accepted Accounting Principles”. This supplemental note is the responsibility of the REIT’s management. Our responsibility is to express an opinion on this supplemental note based on our audits.

In our opinion, such supplemental note, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein as at December 31, 2006, and 2005 and for the years then ended.

Chartered Accountants

Licensed Public Accountants

Toronto, Canada

July 6, 2007

2

Sunrise Senior Living Real Estate Investment Trust

Reconciliation to United States Generally Accepted Accounting Principles

Three month periods ended March 31, 2007 and 2006 and years ended December 31, 2006 and 2005

(In thousands of Canadian dollars)

The consolidated financial statements of Sunrise Senior Living Real Estate Investment Trust (the “REIT”) for the years ended December 31, 2006 and 2005 (the “Consolidated Financial Statements”) and for the three month periods ended March 31, 2007 and 2006 (the “Interim Consolidated Financial Statements”) have been prepared in accordance with generally accepted accounting principles as applied in Canada (“Canadian GAAP”). Generally accepted accounting principles as applied in the United States (“US GAAP”) differ from those applied in Canada as discussed below.

This reconciliation to US GAAP should be read in conjunction with the unaudited interim consolidated financial statements for the three month periods ended March 31, 2007 and 2006 and the audited consolidated financial statements for years ended December 31, 2006 and 2005.

If US GAAP were employed, net loss would be adjusted as follows:

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2007 (unaudited)	2006 (unaudited)	2006	2005
Net loss based on Canadian GAAP	$(23,169)	$(11,586)	$(39,301)	$(27,673)
Impact on net loss of US GAAP adjustments:
Properties under development (a)	(700)	(303)	(3,096)	(1,691)
Convertible debentures (b)	41	—	69	—
Mezzanine interest (c)	(947)	(1,218)	(4,247)	(2,741)

Total impact on loss of GAAP adjustments	(1,606)	(1,521)	(7,274)	(4,432)

Net loss based on US GAAP	$(24,775)	$(13,107)	$(46,575)	$(32,105)

Basic and diluted loss per unit on US GAAP basis	$(0.38)	$(0.29)	$(0.88)	$(0.94)

Weighted average basic and diluted units outstanding	65,018,997	45,510,378	52,649,404	34,040,133

The impact of the US GAAP differences discussed above on the REIT’s consolidated unitholders’ equity is as follows:

	March 31,		December 31,
	2007 (unaudited)	2006 (unaudited)	2006	2005
Unitholders’ equity based on Canadian GAAP	$527,044	$358,535	$443,272	$378,504
Impact on net loss of US GAAP adjustments:
Properties under development (a)	(5,497)	(2,004)	(4,797)	(1,701)
Convertible debentures (b)	(838)	—	(879)	—
Mezzanine interest (c)	(7,969)	(3,993)	(7,022)	(2,775)
Cumulative translation adjustment (d)	26	63	(63)	76

Unitholders’ equity based on US GAAP	$512,766	$352,601	$430,511	$374,104

(a)

Properties under development: Under Canadian GAAP, properties under development (“PUD”), do not become recognized as “income properties” until they attain substantial completion. A property is considered to be substantially complete at the earlier of the property reaching a satisfactory occupancy level, a cash flow break-even level or a predetermined date after the property has commenced operations. Accordingly until substantial completion is attained, net operating costs (revenues net of all operating expenses) are capitalized and no depreciation or amortization is recognized. Additionally, under Canadian GAAP, interest expense incurred on financing a development project is capitalized until the point where a property becomes classified as an income property. US GAAP considers a property to be income producing once it is substantially complete and held available for occupancy. Accordingly, amounts that are capitalized under Canadian GAAP would be recognized in operations

Sunrise Senior Living Real Estate Investment Trust

Reconciliation to United States Generally Accepted Accounting Principles

Three month periods ended March 31, 2007 and 2006 and years ended December 31, 2006 and 2005

(In thousands of Canadian dollars)

under US GAAP. The adjustments above have been reflected for each period to recognize revenues and expenses (including interest) in the consolidated statements of operations that had been capitalized under Canadian GAAP.

(b)	Convertible debentures: During 2006, the REIT issued a total of C$145,500 of convertible debentures (see note 10 of the consolidated financial statements for the year ended December 31, 2006). Under Canadian GAAP, the 2006-1 convertible debentures were bifurcated into debt and equity components.

Under US GAAP, the convertible debt would not require bifurcation into debt and equity components. Accordingly, under US GAAP, the amount of convertible debentures at December 31, 2006 has been increased by $879, contributed surplus has decreased by C$948, and interest expense and net loss have both decreased by $69 for the year ended December 31, 2006.

The REIT issued convertible debentures at the time of its Initial Public Offering (“IPO”). The accounting for these convertible debentures was the same under both Canadian and US GAAP as under Canadian GAAP it was determined that the conversion option had nominal value, so no adjustments were required. These convertible debentures were converted into units of the REIT during 2005.

(c)	Mezzanine interest: The REIT has entered into Fixed Price Acquisition Agreements (“FPAAs”) with Sunrise Senior Living Inc. (“Sunrise”) (see Note 14 to the consolidated financial statements for the year ended December 31, 2006). The FPAAs provide for the REIT to acquire an 80% ownership interest in these development properties. During the initial development, the REIT extends mezzanine loan financing to Sunrise. Under Canadian GAAP, the interest received by the REIT on the mezzanine loans has been reflected as mezzanine loan interest revenue in the consolidated statement of operations. Under US GAAP, the mezzanine loan interest received should be reflected as a reduction of the mezzanine loan receivable. Additionally, depreciation and amortization on the acquired assets have been decreased for US GAAP purposes due to the resulting lower asset carrying values.
(d)	Cumulative translation adjustment: The adjustments in the equity reconciliation relate solely to the net differences above in computing net income according to US GAAP versus Canadian GAAP.

Sunrise Senior Living Real Estate Investment Trust

Reconciliation to United States Generally Accepted Accounting Principles

Three month periods ended March 31, 2007 and 2006 and years ended December 31, 2006 and 2005

(In thousands of Canadian dollars)

Consolidated Balance Sheets:

As a result of the above adjustments, the following captions on the REIT’s consolidated balance sheets on a Canadian GAAP basis are compared to a US GAAP basis as follows:

	March 31,		December 31,
	2007 (unaudited)	2006 (unaudited)	2006	2005
Income producing properties
Based on Canadian GAAP	$1,535,252	$1,023,032	$1,557,820	$986,005
Based on US GAAP	$1,631,114	$1,041,288	$1,592,979	$1,004,439
Properties under development
Based on Canadian GAAP	109,844	25,599	48,242	24,083
Based on US GAAP	3,571	4,821	5,891	3,478
Mezzanine loans receivable
Based on Canadian GAAP	24,277	51,450	40,919	51,297
Based on US GAAP	20,278	47,751	35,384	48,829
Total assets
Based on Canadian GAAP	$1,737,722	$1,162,219	$1,738,294	$1,133,692

Based on US GAAP	$1,723,312	$1,155,998	$1,725,567	$1,129,053

Convertible debentures
Based on Canadian GAAP	14,689	—	144,621	—
Based on US GAAP	15,527	—	145,500	—
Non-controlling interest
Based on Canadian GAAP	31,414	25,457	27,458	26,022
Based on US GAAP	30,445	25,170	26,613	25,783
Total liabilities and unitholders’ equity
Based on Canadian GAAP	$1,737,722	$1,162,219	$1,738,294	$1,133,692

Based on US GAAP	$1,723,312	$1,155,998	$1,725,567	$1,129,053

Sunrise Senior Living Real Estate Investment Trust

Reconciliation to United States Generally Accepted Accounting Principles

Three month periods ended March 31, 2007 and 2006 and years ended December 31, 2006 and 2005

(In thousands of Canadian dollars)

Consolidated Statements of Cash Flows:

As a result of the above adjustments, the major captions on the REIT’s consolidated statement of cash flows on a Canadian GAAP basis are reconciled to a US GAAP basis as follows:

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2007 (unaudited)	2006 (unaudited)	2006	2005
Cash provided by (used in) operating activities based on Canadian GAAP	$15,986	$9,784	$58,562	$48,195
Impact on net loss of US GAAP adjustments	(1,606)	(1,521)	(7,274)	(4,432)
Less: non cash adjustments:
Depreciation	241	126	825	523
Accretion of liability component of convertible debentures	(41)	—	(69)	—
Non-controlling interest	(130)	(48)	(588)	(239)

Cash provided by (used in) operating activities based on US GAAP	14,450	8,341	51,456	44,047

Cash provided by (used in) investing activities based on Canadian GAAP	(4,588)	(14,153)	(284,285)	(440,655)
Total impact of US GAAP adjustments on net change of cash provided by (used in) investing activities:
Acquisition of properties	579	224	2,836	1,404
Mezzanine loans receivable	957	1,219	4,270	2,744

Cash provided by (used in) investing activities based on US GAAP	(3,052)	(12,710)	(277,179)	(436,507)

Cash provided by (used in) financing activities based on Canadian and US GAAP	(3,451)	5,190	235,576	403,126

Foreign exchange gain (loss) on U.S. dollar denominated cash based on Canadian and US GAAP	(325)	41	320	(706)

Increase in cash and cash equivalents based on US GAAP	$7,622	$862	$10,173	$9,960

Comprehensive Income:

Statement of Financial Accounting Standards No. 130 (“FAS 130”) establishes standards under US GAAP for reporting and displaying comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. FAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

FAS 130 requires companies to (i) classify items of other comprehensive income by their nature in a financial statement, and (ii) display the accumulated balance of other comprehensive income separately from capital stock, contributed surplus and retained earnings in the unitholders’ equity section of the balance sheet.

Sunrise Senior Living Real Estate Investment Trust

Reconciliation to United States Generally Accepted Accounting Principles

Three month periods ended March 31, 2007 and 2006 and years ended December 31, 2006 and 2005

(In thousands of Canadian dollars)

The statements of comprehensive loss would be presented as follows on a US GAAP basis:

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2007 (unaudited)	2006 (unaudited)	2006	2005
Net loss based on US GAAP	$(24,775)	$(13,107)	$(46,575)	$(32,105)
Other comprehensive loss net of income taxes:
Foreign currency translation gain (loss)	(4,205)	1,198	6,845	(11,931)

Comprehensive loss based on US GAAP	$(28,980)	$(11,909)	$(39,730)	$(44,036)

The accumulated other comprehensive income balances would be presented as follows on a US GAAP basis:

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2007 (unaudited)	2006 (unaudited)	2006	2005
Opening balance	$(10,345)	$(17,190)	$(17,190)	$(5,259)
Foreign currency translation gain (loss)	(4,205)	1,198	6,845	(11,931)

Comprehensive loss based on US GAAP	$(14,550)	$(15,992)	$(10,345)	$(17,190)

Recent U.S. accounting standards adopted:

Uncertainty in income taxes

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The evaluation of a tax position in accordance with FIN 48 is a two-step process. The first step is recognition where the enterprise determines whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The second step is measurement where the tax position to be recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 as of January 1, 2007, did not have a material impact on the REIT’s financial statements.

Recent U.S. accounting standards issued but not yet adopted:

Fair value measurements

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“FAS 157”), which defines fair value, establishes a framework for measuring fair value in GAAP, and requires enhanced disclosures about fair value measurements. FAS 157 applies when other accounting pronouncements require or permit fair value measurements; it does not require new fair value measurements. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those years. The impact of the adoption of FAS 157 will depend upon the fair value measurements required at the time of adoption.